Exhibit 1.01

EATON CORPORATION plc
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2020

This Conflict Minerals Report (Report) is filed as an exhibit to Eaton’s Form SD as required by Rule 13p-1 (the Rule) under the Securities Exchange Act of 1934, as amended.

Eaton Corporation plc (Eaton, the Company, we, us or our) is required to perform a reasonable country of origin inquiry (RCOI) into the sources of necessary conflict minerals in our products and disclose the results of such diligence. Conflict minerals have been defined as tin, tantalum, tungsten and gold (the Minerals). The design of our due diligence and related results are described below.

A copy of Eaton Corporation plc's Conflict Minerals Report is publicly available at www.eaton.com under "Responsible Sourcing of Conflict Minerals" at: http://www.eaton.com/content/eaton/us/en-us/company/policies-and-statements/responsible-sourcing-of-conflict-minerals0.html.html. The contents of our website referred to in this Report are not incorporated by reference into this Report.

1. COMPANY OVERVIEW

Eaton Corporation plc is a power management company with 2020 net sales of $17.9 billion. The Company provides sustainable solutions that help our customers effectively manage electrical, hydraulic and mechanical power - more safely, more efficiently, and more reliably. Eaton is dedicated to improving the quality of life and the environment through the use of power management technologies and services.

Eaton has six key business segments: Electrical Americas and Electrical Global, Hydraulics, Aerospace, Vehicle, and eMobility. In 2020, Eaton considers all products to be in-scope and include, but are not limited to:

Electrical Products and Electrical Systems and Services
The Electrical Products segment consists of electrical components, industrial components, residential products, single phase power quality, emergency lighting, fire detection, wiring devices, structural support systems, circuit protection, and lighting products. The Electrical Systems and Services segment consists of power distribution and assemblies, three phase power quality, hazardous duty electrical equipment, intrinsically safe explosion-proof instrumentation, utility power distribution, power reliability equipment, and services.

Hydraulics
The Hydraulics segment is a global leader in hydraulics components, systems and services for industrial and mobile equipment. Eaton offers a wide range of power products including pumps, motors and hydraulic power units; a broad range of controls and sensing products including valves, cylinders and electronic controls; a full range of fluid conveyance products including industrial and hydraulic hose, fittings, and assemblies, thermoplastic hose and tubing, couplings, connectors, and assembly equipment; filtration systems solutions; industrial drum and disc brakes; and golf grips.

Aerospace
The Aerospace segment is a leading global supplier of aerospace fuel, hydraulics, and pneumatic systems for commercial and military use. Products include hydraulic power generation systems for aerospace applications including pumps, motors, hydraulic power units, hose and fittings, electro-hydraulic pumps; controls and sensing products including valves, cylinders, electronic controls, electromechanical actuators, sensors, aircraft flap and slat systems and nose wheel steering systems; fluid conveyance products, including hose, thermoplastic tubing, fittings, adapters, couplings, sealing and ducting; and fuel systems including fuel pumps, sensors, valves, adapters and regulators.

Vehicle
The Vehicle segment is a leader in the design, manufacture, marketing, and supply of drivetrain, powertrain systems and critical components that reduce emissions and improve fuel economy, stability, performance, and safety of cars, light trucks and commercial vehicles. Products include transmissions, clutches, hybrid power systems, superchargers, engine valves and valve actuation systems, cylinder heads, locking and limited slip differentials, transmission controls, and fuel vapor components for the global vehicle industry.

eMobility
The eMobility segment designs, manufactures, markets, and supplies electrical and electronic components and systems that improve the power management and performance of both on-road and off-road vehicles. Products include high voltage inverters, converters, fuses, onboard chargers, circuit protection units, vehicle controls, power distribution, fuel tank isolation valves, and commercial vehicle hybrid systems.

Purchased raw materials and parts are varied and are sourced from many suppliers. Eaton has a substantial number of suppliers globally that span across our six business segments. Our supply chain is multi-tiered, and Eaton is typically many levels removed from the mines, smelters and refiners. Eaton does not purchase any Minerals directly from mines, smelters or refiners. Therefore, Eaton must rely on its suppliers to provide information about the origin of the Minerals in its products. Some of Eaton’s products may contain the Minerals either from recycled sources or in their processed form.

For additional information about our business segments, including the wide variety of products manufactured in each segment, refer to Eaton's 2020 Form 10-K.

2. REASONABLE COUNTRY OF ORIGIN INQUIRY

For the reporting period from January 1 through December 31, 2020, Eaton conducted a good faith reasonable country of origin inquiry of the Minerals that are necessary to the functionality or production of the products that Eaton manufactured or contracted with others to manufacture during the reporting period. Based on this reasonable country of origin inquiry, Eaton was unable to conclude that these Minerals did not originate from the Democratic Republic of the Congo (the DRC) or adjoining countries. Accordingly, Eaton undertook due diligence measures on the source and chain of custody of the identified necessary Minerals.

3. DUE DILIGENCE

3.1 Design of Due Diligence

Our due diligence measures were designed to conform, in all material respects, with the due diligence framework set forth in The Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for tin, tantalum, and tungsten and for gold. Pursuant to this framework, we undertook to: (a) establish company management systems, (b) identify and assess risks in our supply chain, (c) design and implement a strategy to respond to the risks identified, (d) support the development and implementation of independent third party audits of smelter and refiner sourcing, and (e) report on the results of our supply chain due diligence.

3.2 Due Diligence Measures Performed

a. Establishment of Company Management Systems

Eaton has taken steps to develop strong company management systems pertaining to the use of Minerals in our products and supply chain. These include the development of a conflict minerals policy, which is available at http://www.eaton.com/content/eaton/us/en-us/company/policies-and-statements/responsible-sourcing-of-conflict-minerals0.html.html. In addition, we have implemented an internal management reporting structure to manage and oversee Eaton’s conflict minerals activities consisting of a dedicated Conflict Minerals team and executive-level Conflict Minerals Steering Committee chaired by Eaton’s Vice President for Global Supplier Performance. We have also established formal requirements for suppliers related to the use and reporting of Minerals, including the implementation of a supplier conflict minerals solicitation process utilizing tools created by the Responsible Minerals Initiative (RMI) which includes the Conflict Minerals Reporting Template (CMRT). Through our policy and participation in RMI, Eaton is committed to responsible sourcing of Minerals from the DRC and adjoining countries and encourages suppliers and smelters or refiners to source responsibly from the DRC region. Finally, we maintain a global ethics e-mail address and telephone helpline (http://www.eaton.com/content/eaton/us/en-us/company/policies-and-statements/responsible-sourcing-of-conflict-minerals0.html.html) which can be used by employees, suppliers or other stakeholders to report any concerns relating to Eaton’s Minerals activities.

b. Identify and Assess Risks in our Supply Chain

As a downstream user of Minerals, Eaton is many layers removed from the mine or location from which the Minerals originated and the smelters and refiners which processed the Minerals. We solicited relevant suppliers using due diligence tools including the RMI’s CMRT. Our solicitation letter included an explanation of the Minerals and the related legal regulations, a request for suppliers to comply with the regulations and respond to us, and our contact information to direct any questions. Additional solicitation requests, including in additional languages beyond English, were sent to suppliers that did not respond or provide sufficient information. Through this process, during 2020 we solicited approximately 1,000 suppliers.

We verified the information provided by our suppliers (to the extent possible) by comparing it to the information contained on the RMI website and against CMRT acceptance criteria for completeness and consistency of responses. Through this process, for suppliers who provided names of smelters and refiners, we confirmed the validation status of those supplier-reported smelters and refiners. For those suppliers who provided country of origin information for the Minerals, we confirmed the listed countries of origin for each smelter and refiner if that information was available from RMI.

c. Design and Implement a Strategy to Respond to Identified Risks

Eaton’s strategy to respond to identified risks includes the development of a conflict minerals policy, referenced above. This policy is also included in Eaton’s Purchase Order Terms and Conditions and associated Supplier Code of Conduct (the Code). Both the Purchase Order Terms and Conditions and the Code are used to communicate requirements to our suppliers, including expectations relating to the use and sourcing of the Minerals. In particular, Eaton’s Purchase Order Terms and Conditions and associated Code require our suppliers to perform due diligence into their respective supply chains to determine whether products sold to us contain Minerals, and whether, and to what extent, the Minerals are sourced from conflict-free smelters and refiners, and to report to Eaton the results of this due diligence. The Terms and Conditions and the Code are available on our website at https://www.eaton.com/us/en-us/company/selling-to-eaton.html.

Eaton monitors the information received from suppliers in response to our solicitations, and periodically shares summaries of this information with our Conflict Minerals Steering Committee. Eaton is a member of RMI (member Code EATN) and uses data from the RMI to confirm the validation status of supplier-reported smelters and refiners, as well as reported country of origin information related to the Minerals sourced from such smelters or refiners, if available. Through our membership in RMI, Eaton further supports several complementary programs such as iTSCi, Better Sourcing Program, and Solutions for Hope, with which RMI collaborates to jointly address Minerals issues in the DRC and adjoining countries.

Suppliers that are either non-responsive or provide incomplete or inconsistent responses to Eaton’s solicitations are escalated within Eaton’s Supply Chain Management organization for follow-up engagement. Responding suppliers reporting smelters and refiners that are non-conformant or have other identified red flag triggers receive follow-up communication to remind them of Eaton’s expectations relating to the use and sourcing of Minerals as well as to notify them of further resources and training available to them through RMI.

d. Support the Development and Implementation of Independent Third-Party Audits of Smelter and Refiner Sourcing

As a downstream user of Minerals, Eaton and its direct supply chain are many layers removed from the mine or location from which the Minerals originated and smelters and refiners that process the Minerals. Through our membership and participation in the RMI, we collaborate at a cross-industry level, and we continue to support the development and implementation of due diligence practices, the RMI Responsible Minerals Assurance Process (RMAP) and tools such as the CMRT.

e. Report on Supply Chain Due Diligence

Eaton publicly communicates our conflict minerals policy, due diligence activities and related supplier expectations on our website and in our Form SD and Conflict Minerals Report available at: http://www.eaton.com/content/eaton/us/en-us/company/policies-and-statements/responsible-sourcing-of-conflict-minerals0.html.html.

4. RESULTS OF REVIEW

For the reporting period of January 1, 2020 through December 31, 2020, Eaton solicited approximately 1,000 suppliers to gather detailed information regarding the existence of the Minerals in products sold to us, as well as the origin and chain of custody of the Minerals, using the CMRT. Based on the information provided by Eaton’s suppliers and our own due diligence efforts through December 31, 2020, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of Minerals in our products. A majority of our suppliers responded that their materials did not contain the Minerals, they used recycled materials, they were unable to determine whether the products they sold to us contained Minerals, or they were still in the process of evaluating the source of the Minerals in their products.

Based on the information provided by our suppliers, Eaton believes the smelters and refiners that may have been used to produce Minerals in Eaton’s products include those listed in Annex I. Based on information provided by our suppliers and information available from the RMI, Eaton believes that the countries of origin of Minerals processed by these smelters and refiners may include the countries listed in Annex II. Eaton found no reasonable basis for concluding that any Minerals known to be in its supply chain directly or indirectly financed or benefitted armed groups in the DRC or surrounding countries.

5. STEPS TAKEN TO MITIGATE RISK

Eaton intends to continue to evaluate its due diligence program in accordance with the provisions of the Rule. In particular, we intend to annually review the criteria used to select suppliers for solicitation and to continue to engage with our suppliers to identify the Minerals used within our supply chain, as well as the origin and chain of custody of those Minerals. We intend to continue to engage with third party programs such as the RMI. Finally, to the extent any Eaton supplier is found to be using non-conformant smelters or refiners within its supply chain, Eaton intends to engage that supplier and re-communicate our requirement for suppliers to commit to be conflict-free, as per Eaton’s policy.

ANNEX I

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Mineral	Status	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	*	Minsur	PERU
Tin	*	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	*	Thaisarco	THAILAND
Tin	*	PT Timah Tbk Mentok	INDONESIA
Tin	*	Mineracao Taboca S.A.	BRAZIL
Tin	*	Yunnan Tin Company Limited	CHINA
Tin	*	PT Timah Tbk Kundur	INDONESIA
Tin	*	Metallo Belgium N.V.	BELGIUM
Tin	*	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	*	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	*	PT Mitra Stania Prima	INDONESIA
Tin	*	PT Refined Bangka Tin	INDONESIA
Tin	*	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	*	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	*	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	*	Fenix Metals	POLAND
Tin	*	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	*	China Tin Group Co., Ltd.	CHINA
Tin	*	Mitsubishi Materials Corporation	JAPAN
Tin	*	Alpha	UNITED STATES OF AMERICA
Gold	*	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Tin	*	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	*	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	*	PT Artha Cipta Langgeng	INDONESIA
Gold	*	Royal Canadian Mint	CANADA
Tin	*	Gejiu Kai Meng Industry and Trade LLC	CHINA
Gold	*	Metalor Technologies S.A.	SWITZERLAND
Tin	*	Soft Metais Ltda.	BRAZIL
Tin	*	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Gold	*	Metalor Technologies (Hong Kong) Ltd.	CHINA
Tin	*	Melt Metais e Ligas S.A.	BRAZIL
Gold	*	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	*	Heraeus Germany GmbH Co. KG	GERMANY
Gold	*	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	*	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	*	Argor-Heraeus S.A.	SWITZERLAND
Tin	*	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Gold	*	Heimerle + Meule GmbH	GERMANY
Gold	*	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Tin	*	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Gold	*	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Tin	*	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	*	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Gold	*	Chimet S.p.A.	ITALY
Tin	*	Dowa	JAPAN
Gold	*	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	*	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	*	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Tungsten	*	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Gold	*	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	*	Asahi Refining Canada Ltd.	CANADA
Gold	*	CCR Refinery - Glencore Canada Corporation	CANADA
Tantalum	*	F&X Electro-Materials Ltd.	CHINA
Gold	*	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Tungsten	*	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	*	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tantalum	*	Exotech Inc.	UNITED STATES OF AMERICA
Gold	*	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	*	Materion	UNITED STATES OF AMERICA
Gold	*	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Tin	*	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Gold	*	Valcambi S.A.	SWITZERLAND
Gold	*	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	*	Istanbul Gold Refinery	TURKEY
Gold	*	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	*	PAMP S.A.	SWITZERLAND
Gold	*	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	*	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	*	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	*	Aurubis AG	GERMANY
Gold	*	Boliden AB	SWEDEN
Gold	*	C. Hafner GmbH + Co. KG	GERMANY
Gold	*	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	*	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	*	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	*	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tin	*	Tin Technology & Refining	UNITED STATES OF AMERICA
Gold	*	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	*	Japan Mint	JAPAN
Gold	*	Kazzinc	KAZAKHSTAN
Gold	*	Kojima Chemicals Co., Ltd.	JAPAN
Gold	*	Mitsubishi Materials Corporation	JAPAN
Gold	*	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	*	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	*	Tokuriki Honten Co., Ltd.	JAPAN
Tantalum	*	TANIOBIS GmbH	GERMANY
Tin	*	Resind Industria e Comercio Ltda.	BRAZIL
Gold	*	Dowa	JAPAN
Tin	*	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tungsten	*	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Gold	*	Jiangxi Copper Co., Ltd.	CHINA
Gold	*	Nihon Material Co., Ltd.	JAPAN
Gold	*	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	*	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	*	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	*	PX Precinox S.A.	SWITZERLAND
Gold	*	Yokohama Metal Co., Ltd.	JAPAN
Tungsten	*	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tantalum	*	Global Advanced Metals Aizu	JAPAN
Tin	*	Metallo Spain S.L.U.	SPAIN

Tantalum	*	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Gold	*	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	*	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Tantalum	*	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Gold	*	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	*	SEMPSA Joyeria Plateria S.A.	SPAIN
Tantalum	*	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	*	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Gold	*	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	*	Asahi Pretec Corp.	JAPAN
Gold	*	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	*	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	*	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	*	Torecom	KOREA, REPUBLIC OF
Gold	*	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	*	Geib Refining Corporation	UNITED STATES OF AMERICA
Tungsten	*	H.C. Starck Tungsten GmbH	GERMANY
Gold	*	SAXONIA Edelmetalle GmbH	GERMANY
Gold	*	WIELAND Edelmetalle GmbH	GERMANY
Gold	*	Asaka Riken Co., Ltd.	JAPAN
Tungsten	*	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tantalum	*	Jiujiang Tanbre Co., Ltd.	CHINA
Gold	*	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	*	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	*	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tantalum	*	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Gold	*	Yamakin Co., Ltd.	JAPAN
Tantalum	*	FIR Metals & Resource Ltd.	CHINA
Gold	*	MMTC-PAMP India Pvt., Ltd.	INDIA
Tin	*	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Gold	*	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Tungsten	*	Japan New Metals Co., Ltd.	JAPAN
Tantalum	*	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tungsten	*	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	*	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Gold	*	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tantalum	*	TANIOBIS Japan Co., Ltd.	JAPAN
Gold	*	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	*	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Tungsten	*	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tantalum	*	LSM Brasil S.A.	BRAZIL
Gold	*	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Tantalum	*	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tungsten	*	Wolfram Bergbau und Hutten AG	AUSTRIA
Tantalum	*	TANIOBIS Co., Ltd.	THAILAND
Tantalum	*	H.C. Starck Hermsdorf GmbH	GERMANY
Gold	*	T.C.A S.p.A	ITALY
Tungsten	*	A.L.M.T. Corp.	JAPAN
Gold	*	DODUCO Contacts and Refining GmbH	GERMANY

Tungsten	*	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	*	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tantalum	*	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	Taki Chemical Co., Ltd.	JAPAN
Tantalum	*	Telex Metals	UNITED STATES OF AMERICA
Gold	*	Umicore Precious Metals Thailand	THAILAND
Tantalum	*	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	*	D Block Metals, LLC	UNITED STATES OF AMERICA
Tungsten	*	Masan High-Tech Materials	VIET NAM
Gold	*	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	*	AU Traders and Refiners	SOUTH AFRICA
Gold	*	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	*	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Tantalum	*	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	*	QuantumClean	UNITED STATES OF AMERICA
Tungsten	*	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tantalum	*	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tungsten	*	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tantalum	*	KEMET de Mexico	MEXICO
Gold	*	Cendres + Metaux S.A.	SWITZERLAND
Gold	*	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Tantalum	*	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	*	Mineracao Taboca S.A.	BRAZIL
Tungsten	*	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tantalum	*	Resind Industria e Comercio Ltda.	BRAZIL
Gold	*	SAAMP	FRANCE
Tungsten	*	Kennametal Huntsville	UNITED STATES OF AMERICA
Gold	*	Chugai Mining	JAPAN
Tantalum	*	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tungsten	*	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	*	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tantalum	*	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Gold	*	KGHM Polska Miedz Spolka Akcyjna	POLAND
Tungsten	*	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tantalum	*	Jiangxi Tuohong New Raw Material	CHINA
Tungsten	*	Moliren Ltd.	RUSSIAN FEDERATION
Tantalum	*	NPM Silmet AS	ESTONIA
Tantalum	*	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Gold	*	REMONDIS PMR B.V.	NETHERLANDS
Tungsten	*	ACL Metais Eireli	BRAZIL
Tungsten	*	Kennametal Fallon	UNITED STATES OF AMERICA
Gold	*	Samduck Precious Metals	KOREA, REPUBLIC OF
Tungsten	*	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	*	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Gold	*	Bangalore Refinery	INDIA
Tin	*	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tungsten	*	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	*	Niagara Refining LLC	UNITED STATES OF AMERICA
Gold	*	Marsam Metals	BRAZIL
Gold	*	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF

Gold	*	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	*	Italpreziosi	ITALY
Tungsten	*	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	*	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tin	*	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tantalum	*	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Gold	*	Planta Recuperadora de Metales SpA	CHILE
Gold	*	Safimet S.p.A	ITALY
Gold	*	TSK Pretech	KOREA, REPUBLIC OF
Gold	*	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	*	8853 S.p.A.	ITALY
Tantalum	*	Asaka Riken Co., Ltd.	JAPAN
Tungsten	*	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tin	*	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Gold	*	TOO Tau-Ken-Altyn	KAZAKHSTAN
Tin	*	Estanho de Rondonia S.A.	BRAZIL
Gold	*	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tungsten	*	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tin	*	PT Bangka Serumpun	INDONESIA
Gold		Caridad	MEXICO
Gold		Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold		Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold		Guangdong Jinding Gold Limited	CHINA
Gold		GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Tin		Modeltech Sdn Bhd	MALAYSIA
Gold		Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold		HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Tin	*	PT Bukit Timah	INDONESIA
Tin	*	PT Prima Timah Utama	INDONESIA
Tin	*	PT Tinindo Inter Nusa	INDONESIA
Gold		Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold		Refinery of Seemine Gold Co., Ltd.	CHINA
Gold		Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold		Kazakhmys Smelting LLC	KAZAKHSTAN
Gold		Lingbao Gold Co., Ltd.	CHINA
Gold		Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold		Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold		Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold		Morris and Watson	NEW ZEALAND
Tin		Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin		Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin		An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	*	Super Ligas	BRAZIL
Gold		Sai Refinery	INDIA
Gold		Pease & Curren	UNITED STATES OF AMERICA
Gold		QG Refining, LLC	UNITED STATES OF AMERICA
Tungsten	*	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold		Yunnan Copper Industry Co., Ltd.	CHINA
Gold		Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold		Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold		Shandong Humon Smelting Co., Ltd.	CHINA

Tin		Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Gold		Modeltech Sdn Bhd	MALAYSIA
Gold		Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Tungsten	*	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Gold		Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold		Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Tin	*	PT Stanindo Inti Perkasa	INDONESIA
Gold		Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold		Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold		Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	*	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold		NH Recytech Company	KOREA, REPUBLIC OF
Gold		Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Tin	*	PT Babel Inti Perkasa	INDONESIA
Gold		Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold		Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold		State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Tin		Pongpipat Company Limited	MYANMAR
Tin		Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tungsten	*	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Gold		CGR Metalloys Pvt Ltd.	INDIA
Tin		Precious Minerals and Smelting Limited	INDIA
Tin	*	PT Aries Kencana Sejahtera	INDONESIA
Gold		Value Trading	BELGIUM
Tin	*	PT Menara Cipta Mulia	INDONESIA
Gold		African Gold Refinery	UGANDA
Gold		Sovereign Metals	INDIA
Tin	*	CV Venus Inti Perkasa	INDONESIA
Tungsten	*	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tin	*	PT Rajehan Ariq	INDONESIA
Gold	*	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Tin	*	PT Sukses Inti Makmur	INDONESIA
Gold	*	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Tungsten		CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	*	CV Ayi Jaya	INDONESIA
Tin		Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	*	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	*	PT Babel Surya Alam Lestari	INDONESIA
Tin	*	PT Rajawali Rimba Perkasa	INDONESIA
Tin	*	Luna Smelter, Ltd.	RWANDA
Gold		JALAN & Company	INDIA
Gold		Gold Coast Refinery	GHANA
Gold	*	C.I Metales Procesados Industriales SAS	COLOMBIA
Tungsten	*	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tin	*	PT Lautan Harmonis Sejahtera	INDONESIA
Tungsten	*	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	*	GEM Co., Ltd.	CHINA
Gold		Kundan Care Products Ltd.	INDIA
Gold		Shirpur Gold Refinery Ltd.	INDIA

Tungsten	*	China Molybdenum Tungsten Co., Ltd.	CHINA
Tin		PT Mitra Sukses Globalindo	INDONESIA
Tin	*	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin		VQB Mineral and Trading Group JSC	VIET NAM
Tin		PT Cipta Persada Mulia	INDONESIA
Gold	*	Augmont Enterprises Private Limited	INDIA
Tin	*	PT Timah Nusantara	INDONESIA
Gold		Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold		L'azurde Company For Jewelry	SAUDI ARABIA
Gold		Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten		Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tin	*	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Gold	*	L'Orfebre S.A.	ANDORRA
Tin	*	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin		PT Masbro Alam Stania	INDONESIA
Gold		K.A. Rasmussen	NORWAY

* = Conformant or actively participating in the RMI Responsible Minerals Assurance Process (as reported by RMI as of April 28, 2021).

ANNEX II
POSSIBLE COUNTRIES OF ORIGIN OF MINERALS PROCESSED BY SUPPLIER-REPORTED
SMELTERS AND REFINERS*

Argentina	Ghana	Peru
Australia	Guatemala	Philippines
Austria	Guinea	Portugal
Azerbaijan	Guyana	Puerto Rico
Benin	Honduras	Russian Federation
Bolivia (Plurinational State of)	India	Rwanda
Botswana	Indonesia	Saudi Arabia
Brazil	Iran	Senegal
Burkina Faso	Ivory Coast	Serbia
Burundi	Japan	Sierra Leone
Canada	Kazakhstan	Slovakia
Chile	Kenya	Solomon Islands
China	Laos	South Africa
Colombia	Liberia	Spain
Congo, Democratic Republic of the	Madagascar	Suriname
Costa Rica	Malaysia	Swaziland
Cote d'Ivoire	Mali	Sweden
Cuba	Mauritania	Taiwan
Cyprus	Mexico	Tajikistan
Dominican Republic	Mongolia	Tanzania
Ecuador	Morocco	Thailand
Egypt	Mozambique	Turkey
Eritrea	Myanmar	Uganda
Ethiopia	Namibia	United Kingdom of Great Britain and Northern Ireland
Fiji	Netherlands	United States of America
Finland	New Zealand	Uruguay
France	Nicaragua	Venezuela
French Guiana	Niger	Vietnam
Georgia	Nigeria	Zimbabwe
Germany	Papua New Guinea

*The list of possible countries of origin of Minerals processed by supplier-reported smelters and refiners is based upon RCOI information available from The Responsible Minerals Initiative. As a downstream manufacturer many tiers removed from the smelters/refiners and mines of origin, Eaton does not have sufficient information to conclusively determine the countries of origin or chain of custody of Minerals in our products.